Exhibit 1.1

THE FORTEGRA GROUP, INC.
(a Delaware corporation)
[●] Shares of Common Stock
UNDERWRITING AGREEMENT
Dated:  [●], 2024

THE FORTEGRA GROUP, INC.
(a Delaware corporation)
[●] Shares of Common Stock
UNDERWRITING AGREEMENT
[●], 2024
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Jefferies LLC
as Representatives of the several Underwriters
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
The Fortegra Group, Inc., a Delaware corporation (the “Company”), confirms its agreement with Goldman Sachs & Co. LLC (“Goldman Sachs”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Jefferies LLC (“Jefferies”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman Sachs, J.P. Morgan and Jefferies are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional shares of Common Stock. The aforesaid [●] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [●] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.
J.P. Morgan (the “Directed Securities Underwriter”) has agreed to reserve up to [●] shares of the Securities to be purchased by it under this Agreement for sale at the direction of the Company to certain parties related to the Company (collectively, “Participants”). The Securities to be sold by the Directed Securities Underwriter pursuant to the Directed Securities Program are hereinafter called the “Directed Securities.” Any Directed Securities not confirmed for purchase by the deadline established therefor by the Directed Securities Underwriter in consultation with the Company will be offered to the public by the Underwriters as set forth in the Prospectus.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-275404), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used by or with the prior written consent of the Company prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used by or with the prior written consent of the Company after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
As used in this Agreement:
“Applicable Time” means [●:00 P./A.M.], New York City time, on [●], 2024 or such other time as agreed by the Company and the Representatives.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the 1933 Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.
SECTION 1.    Representations and Warranties.
(a)    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:
(i)    Registration Statement and Prospectuses. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(ii)    Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, when considered together with the Registration Statement, at its effective time contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, and (C) an individual Written Testing the Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, when taken together with the Prospectus, as of its issue date, at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any post-effective amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the fifth and eighteenth through twentieth paragraphs under the heading “Underwriting” in each case contained in the Prospectus (collectively, the “Underwriter Information”).
(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, or any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv)    Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.
(v)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(vi)    Independent Accountants. Deloitte & Touche LLP, who has certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus , is an independent public accountant as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.
(vii)    Financial Statements; Non-GAAP Financial Measures. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(viii)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in (x) the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the General Disclosure Package and the Prospectus (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries (as defined below), other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(ix)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.
(x)    Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than those which will be released on or prior to the Closing Time. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xi)    Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(xii)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(xiii)    Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.
(xiv)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or have been waived.
(xv)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (x) the charter, by-laws or similar organizational document of the Company or any of its Subsidiaries or (y) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of clause (y) for such violations as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
(xvi)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, which would result in a Material Adverse Effect.
(xvii)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.
(xviii)    Accuracy of Exhibits. There are no contracts or documents which are required under the 1933 Act or 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xix)    Absence of Further Requirements. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) such as have been obtained under the securities laws and regulations of foreign jurisdictions in which the Directed Securities are offered outside the United States.
(xx)    Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(xxi)    Title to Property. The Company and its Subsidiaries do not own any real property and have good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, except where such failure to be in effect or such claim would reasonably be expected to result in a Material Adverse Effect.
(xxii)    Possession of Intellectual Property. The Company and its Subsidiaries own, possess or have license to, or can acquire rights to (whether by ownership or license) on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except in each case that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property owned by or exclusively licensed to the Company or of any facts or circumstances which would reasonably be expected to render any such Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
(xxiii)    Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any legally binding policy, or judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(xxiv)    Accounting Controls. The Company and each of its Subsidiaries maintain a system of effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(xxv)    Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is taking reasonable steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans.
(xxvi)     Payment of Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed or a timely extension thereof has been requested and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(xxvii)    Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect, except where the failure to carry such insurance or have such insurance be in full force and effect would not reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Since the date of the most recent financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
(xxviii)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
(xxix)    Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.
(xxx)    Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, continued compliance therewith.
(xxxi)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(xxxii)    OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any country or territory that is the subject of Sanctions; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions.
(xxxiii)    Sales of Reserved Securities. The Registration Statement, the General Disclosure Package and the Prospectus, any preliminary prospectus, any Issuer General Use Free Writing Prospectuses and any Written Testing-the-Waters Communication comply in all material respects, and any amendment or supplement thereto will comply in all material respects, with any applicable securities laws or regulations of foreign jurisdictions in which the General Disclosure Package, the Prospectus, any preliminary prospectus, any Issuer General Use Free Writing Prospectus and any Written Testing-the-Waters Communication, as amended or supplemented, if applicable, are distributed in connection with the Directed Securities Program;
(xxxiv)    No Authorization Required. No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Securities are offered outside the United States;
(xxxv)    Company Direction of Directed Securities Program. The Company has specifically directed in writing the allocation of Securities to each Participant in the Directed Securities Program, and neither the Directed Securities Underwriter nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision.
(xxxvi)     No Offer for Consideration. The Company has not offered, or caused the Directed Securities Underwriter or its affiliates to offer, Securities to any person pursuant to the Directed Securities Program (i) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule A hereof or (ii) with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer’s or supplier's terms, level or type of business with the Company or (y) a trade journalist or publication to write or publish favorable information about the Company or its products.

(xxxvii)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.
(xxxviii)    Statistical and Market-Related Data. Any statistical industry-related and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(xxxix)     Cybersecurity; Data Protection. (A) To the knowledge of the Company, there has been no material security breach or other compromise of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software and databases (collectively “IT Systems”) or data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) and information of their respective customers, employees, suppliers, vendors and any third parties maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries); (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any material event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems or Personal Data; (C) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technical safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Personal Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; (D) the Company and its Subsidiaries have at all times in the past three years been in material compliance with, and are presently in material compliance with, all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification and all applicable legal obligations regarding the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its Subsidiaries of Personal Data (“Data Security Obligations”); and (E) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending, or to the knowledge of the Company, threatened, action, suit or proceeding by or before any applicable court or governmental agency, authority or body alleging non-compliance by the Company or its subsidiaries with any Data Security Obligations.
(xl)    Regulatory Authorization. Each of the Company and its Subsidiaries that are required to be organized or licensed as an insurance company in its jurisdiction of organization (each, an “Insurance Subsidiary”) is duly licensed as an insurance or reinsurance company in its jurisdiction of organization and is duly licensed or authorized as an insurer or reinsurer in each jurisdiction outside its jurisdiction of organization where it is required to be so licensed or authorized to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be so licensed or authorized, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each of the Company and its Insurance Subsidiaries has made all required filings under applicable insurance and reinsurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and its Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance and reinsurance regulatory authorities necessary to conduct their respective existing business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to have such Authorizations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no insurance or reinsurance regulatory authority having jurisdiction over the Company or its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally, or (ii) the continuation of the business of the Company or its Insurance Subsidiaries in all respects as presently conducted, except in the case of this clause (ii), where such orders or decrees, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)    Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
SECTION 2.    Sale and Delivery to Underwriters; Closing.
(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Common Stock at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time within the 30-day period from time to time upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time or the date that is two full business days after such notice is provided (except in the event the Representatives determine a Date of Delivery to occur at the Closing Time, in which case such notice must be provided on or before the business day immediately preceding the Closing Time). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.
(c)    Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017, or at such other place as shall be agreed upon by the Representatives and the Company at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company and against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
SECTION 3.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    Compliance with Securities Regulations and Commission Requests. The Company will prepare the Prospectus in a form approved by you and will file such Prospectus pursuant to Rule 424(b) not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act. The Company will make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Time and, if applicable, the Date of Delivery, which shall be disapproved by you promptly after reasonable notice thereof. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission regarding the Registration Statement, the Prospectus or the offering or sale of the Securities, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.
(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object in a timely manner after receipt thereof. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.
(c)    Delivery of Registration Statements. The Company has furnished or will, upon request, deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts, and will also, upon request, deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)    Blue Sky Qualifications. If required by law, the Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities;

provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available (which may be satisfied by filing with the Commission pursuant to EDGAR) to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)    Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Common Stock (including the Securities) on the New York Stock Exchange.
(i)    Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without (a) the prior written consent of two out of the three Representatives (such waiving Representatives, the “Waiver Representatives” and the Representative that is not a Waiver Representative, the “Non-Waiver Representative”) and (b) having provided (1) notice to the Non-Waiver Representative at the same time a waiver request was provided to the Waiver Representatives and (2) notice when the Waiver Representatives granted such waiver to the Non-Waiver Representative (clauses (a) and (b) together the “Lock-Up Waiver Requirement”), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or equity awards with respect to shares of Common Stock granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing of any registration statement on Form S-8 or a successor form thereto with respect to any employee benefit or equity incentive plans of the Company referred to in the Registration Statement, the General Disclosure Package and the

Prospectus, or (F) the issuance of shares of Common Stock, restricted stock awards or securities convertible into or exercisable or exchangeable for shares of Common Stock in connection with (i) the acquisition of the securities, business, property or other assets of another Person or pursuant to any employee benefit plan assumed in connection with any such acquisition, (ii) joint ventures, (iii) commercial relationships or (iv) other strategic transactions, provided that the aggregate number of shares of Common Stock, restricted stock awards and shares of Common Stock issuable upon the conversion, exercise or exchange of securities (on an as-converted or as-exercised basis, as the case may be) issued pursuant to this clause (F) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the issuance and sale of the Initial Securities at the Closing Time pursuant hereto; and provided, further, that each recipient of shares of Common Stock, restricted stock awards or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to this clause shall execute a lock-up agreement substantially in the form of Exhibit B hereto.
(j)    If the Waiver Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(l) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.
(k)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the 1933 Act.
(l)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus through the completion of the initial public offering and sale of the Shares there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, in each case which has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided however that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
(m)    Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.
(n)    Compliance with Applicable Directed Securities Rules. The Company hereby agrees that it will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Securities are offered in connection with the Directed Securities Program.
(o)    Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Written Testing-the-Waters Communication made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
SECTION 4.    Payment of Expenses.
(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, in each case, in connection with the offer and sale of the Securities, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable documented out-of-pocket fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, provided that the amount payable pursuant to this clause (v) shall not exceed $5,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, reasonable and documented fees and expenses of any consultants engaged by the Company or with the Company’s prior written consent in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50 % of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, (ix) the reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA of the terms of the sale of the Securities, provided that the amount payable pursuant to this clause (ix) shall not exceed $40,000, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, and (xi) the reasonable fees and disbursements of counsel for the Underwriters in an amount not to exceed $20,000 in connection with the Directed Securities Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Securities Program. Except as provided in this Section 4, the Underwriters will pay all of their own expenses, including without limitation, the fees and disbursements of their counsel.
(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.
(b)    Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Ropes & Gray LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto.
(c)    [Reserved].
(d)    Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.
(e)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, the President or the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.
(f)    [Reserved].
(g)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte and Touche, LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(h)    Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representatives shall have received from the chief financial officer of the Company a certificate, dated the date hereof or the Closing Time, respectively, as to the accuracy of certain financial and other information included in the Registration Statement, the General Disclosure Package and the Prospectus in form and substance reasonably satisfactory to the Representatives.
(i)    Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte and Touche, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(j)    Approval of Listing. At the Closing Time, the Securities shall have been duly listed on the New York Stock Exchange, subject only to official notice of issuance.
(k)    No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.
(l)    Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.
(m)    No Downgrade in Ratings. On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the debt securities or preferred stock issued, or guaranteed by, the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the 1934 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries.
(n)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.
(ii)    [Reserved].
(iii)    Opinion and Negative Assurance Letter of Counsel for Company. If requested by the Representatives, an opinion and negative assurance letter of Ropes & Gray LLP, counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(b) hereof.
(iv)    [Reserved].
(v)    Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
(vi)    Bring-down Comfort Letter. If requested by the Representatives, a letter from Deloitte and Touche, LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
(i)    Chief Financial Officer’s Certificate. If requested by the Representatives, a certificate from the chief financial officer of the Company in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, substantially in the same form and substance as the certificate furnished to the Representatives pursuant to Section 5(h) hereof.
(o)    Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and certificates as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(p)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.
SECTION 6.    Indemnification.
(a)    Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and reasonable and documented expense, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and reasonable and documented expense, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii)    against any and all expense, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any Marketing Materials, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), in reliance upon and in conformity with the Underwriter Information.
(b)    [Reserved].
(c)    Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any Marketing Materials, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), in reliance upon and in conformity with the Underwriter Information.
(d)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(e)    Settlement without Consent if Failure to Reimburse. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable and documented out-of-pocket fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(f) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(f)    Indemnification for Directed Securities.
(i)    The Company agrees to indemnify and hold harmless the Directed Securities Underwriter against any losses, claims, damages and liabilities to which the Directed Securities Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (x) arise out of an untrue statement or alleged untrue statement of a material fact contained in any other material prepared by or with the consent of the Company for distribution to Participants in connection with the offering of the Directed Securities or arise out of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no indemnification shall be available under this clause (x) for any losses, claims damages or liabilities that arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission in any material prepared by or with the consent of the Company for distribution to Participants in connection with the offering of the Directed Securities in reliance upon and in conformity with written information furnished by the Underwriters or their affiliates expressly for use therein, (y) are caused by the failure of any Participant to pay for and accept delivery of Directed Securities that the Participant agreed to purchase, or (z) are related to, arise out of or are in connection with the Directed Securities Program, and will reimburse the Directed Securities Underwriter for any legal or other expenses reasonably incurred by the Directed Securities Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, except that clauses (y) and (z) shall not apply to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith, gross negligence or willful misconduct of any Underwriter.
(ii)    Promptly after receipt by the Directed Securities Underwriter of notice of the commencement of any action, the Directed Securities Underwriter shall, if a claim in respect thereof is to be made against the Company, promptly notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 6(f) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to the Directed Securities Underwriter otherwise than under the preceding paragraph of this Section 6(f). In case any such action shall be brought against the Directed Securities Underwriter and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Directed Securities Underwriter (who shall not, except with the consent of the Directed Securities Underwriter, such consent not to be unreasonably withheld, be counsel to the Company), and, after notice from the Company to the Directed Securities Underwriter of its election so to assume the defense thereof, the Company shall not be liable to the Directed Securities Underwriter under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Directed Securities Underwriter, in connection with the defense thereof other than reasonable and documented costs of investigation. The Company shall not, without the written consent of the Directed Securities Underwriter, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Directed Securities Underwriter is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the Directed Securities Underwriter from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Directed Securities Underwriter.
(iii)    If the indemnification provided for in this Section 6(f) is unavailable to or insufficient to hold harmless the Directed Securities Underwriter under Section 6(f)(i) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the Directed Securities Underwriter as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Securities Underwriter on the other from the offering of the Directed Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by the Directed Securities Underwriter in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Directed Securities Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Directed Securities Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Directed Securities Underwriter for the Directed Securities. If the loss, claim, damage or liability arises out of an untrue statement or alleged untrue statement of a material fact or arise out of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Directed Securities Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Directed Securities Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6(f)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(f)(iii). The amount paid or payable by the Directed Securities Underwriter as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 6(f)(iii) shall be deemed to include any legal or other expenses reasonably incurred by the Directed Securities Underwriter in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(f)(iii), the Directed Securities Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Directed Securities sold by it and distributed to the Participants exceeds the amount of any damages which the Directed Securities Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(f) hereof.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any documented out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
The obligations of the Company under Sections 6 and 7 shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates; and the obligations of the Underwriters under Sections 6 and 7 shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Section 15 of 1933 Act or Section 20 of the 1934 Act.
SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Securities.
SECTION 9.    Termination of Agreement.
(a)    Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.
SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters reasonably satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(ii)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Goldman Sachs at 200 West Street, New York, New York 10282-2198, Attention: Registration Department, with a copy, in the case of any notice pursuant to 6(d), to the Goldman Sachs at 200 West Street, New York,

New York 10282-2198, Attention: Control Room, to J.P. Morgan at 383 Madison Avenue, New York, New York 10179 (facsimile: (212) 622-8358); Attention: Equity Syndicate Desk and to Jefferies at 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, and with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel; and notices to the Company shall be directed to it at 10751 Deerwood Park Blvd., Suite 200, Jacksonville, Florida 32256, attention of John Short, with a copy to Ropes & Gray LLP, 1211 Avenue of the Americas New York, New York 10036, attention of Michael Littenberg and William Michener.
SECTION 12.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its Subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
SECTION 13.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered

Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 14.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.    Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 17.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 18.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 19.    Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
SECTION 20.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

THE FORTEGRA GROUP, INC.

By
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

GOLDMAN SACHS & CO. LLC
J.P. MORGAN SECURITIES LLC
JEFFERIES LLC

GOLDMAN SACHS & CO. LLC

By
Name:
Title:

J.P. MORGAN SECURITIES LLC

By
Name:
Title:

JEFFERIES LLC

By
Name:
Title:
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A
The initial public offering price per share for the Securities shall be $[●].
The purchase price per share for the Securities to be paid by the several Underwriters shall be $[●], being an amount equal to the initial public offering price set forth above less $[●] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Jefferies LLC
Barclays Capital Inc.
Citizens JMP Securities, LLC
Keefe, Bruyette & Woods, Inc.
Piper Sandler & Co.
Raymond James & Associates, Inc.
Fifth Third Securities, Inc.
Independence Point Securities LLC
[●]

Total	[●]
Sch A-1

SCHEDULE B-1
Pricing Terms
1.    The Company is selling [●] shares of Common Stock.
2.    The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Common Stock.
3.    The initial public offering price per share for the Securities shall be $[●].
SCHEDULE B-2
Free Writing Prospectuses
1.    Issuer Free Writing Prospectus dated November 24, 2023, filed with the Commission on November 24, 2023.
[●]
Sch B - 1

SCHEDULE C
List of Persons and Entities Subject to Lock-up
1.José Arredondo
2.Michael G. Barnes
3.John J. Hendrickson
4.Jonathan Ilany
5.Richard S. Kahlbaugh
6.Randy S. Maultsby
7.Jeffrey Stein
8.Sean S. Sweeney
9.Edward Peña
10.Mark Rattner
11.Abigail Taylor
12.Eileen M. Patrick
13.Tiptree Inc.
14.Warburg Pincus LLC
Sch C - 1

Exhibit A
FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)
[To be provided by Ropes & Gray]
A-1

[FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO SECTION 5(l)]
Exhibit B
[●], 2024
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Jefferies LLC
as Representatives of the several Underwriters
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022
Re:    Proposed Public Offering by The Fortegra Group, Inc.
Ladies and Gentlemen:
The undersigned, a stockholder [and/or an officer and/or director]1 of The Fortegra Group, Inc., a Delaware corporation (the “Company”), understands that Goldman Sachs & Co. LLC (“Goldman Sachs”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Jefferies LLC (“Jefferies” and, together with Goldman Sachs and J.P. Morgan, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (“Public Offering”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and/or an officer and/or director]2 of the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without (a) the prior written consent of two out of three Representatives (such waiving Representatives, the “Waiver Representatives” and the Representative that is not a Waiver Representative, the “Non-Waiver Representative”) and (b) having provided (1) notice to the Non-Waiver Representative at the same time a waiver request was provided to the Waiver Representatives an
1 [NTD: To be included in D&O lock-ups.]
2 [NTD: To be included in D&O lock-ups.]

d (2) notice when the Waiver Representatives granted such waiver to the Non-Waiver Representative (clauses (a) and (b) together the “Lock-Up Waiver Requirement”), (i) directly or indirectly, lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.
[If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Waiver Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.]3
Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without satisfying the Lock-Up Waiver Requirement, provided that (1) in the case of a transfer or distribution pursuant to clauses (iii) through (ix), (xi) and (xii), the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) transfers made pursuant to clauses (i) through (ix) below shall not involve a disposition for value, (3) transfers made pursuant to clauses (ii), (iv) through (vii) and (ix) below are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report reflecting such transfers made pursuant to clauses (ii) through (ix) below as dispositions during the Lock-Up Period:
(i)    pursuant to the Underwriting Agreement;
3 [NTD: To be included in D&O lock-ups.]

(ii)    if such Common Stock is purchased from the underwriters in the Public Offering, unless the undersigned is an officer or director of the Company, whether or not issuer directed;
(iii)    as a bona fide gift or gifts or transfers for bona fide estate planning purposes, provided that any Form 4 filing or filing of any other required form, shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; or
(iv)    to any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or if the undersigned is a trust, to any beneficiary of the undersigned (including such beneficiary’s estate); or
(v)    to any immediate family member or dependent of the undersigned;
(vi)    as a distribution or transfer to limited partners, members, stockholders or other equity holders of the undersigned;
(vii)    to the undersigned’s affiliates or to any investment fund, corporation, limited liability company or other entity that, directly or indirectly, controls, manages, is controlled or managed by, or is under common control with, the undersigned;
(viii)    by will or intestate succession upon the death of the undersigned;
(ix)    to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (iii), (iv), (v), (vi), (vii) and (viii) above;
(x)    pursuant to a court or regulatory agency order, or a qualified domestic order in connection with a divorce settlement, provided that any Form 4 filing or filing of any other required form, shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(xi)    pursuant to the exercise of any rights to purchase, exchange or convert any stock options or other rights granted pursuant to the Company’s equity incentive plans described in the final prospectus in connection with the Public Offering (the “Prospectus”) or warrants or any other securities described in the Prospectus, which securities are convertible into or exchangeable or exercisable for Common Stock; provided that (1) any filing under Section 16 of the Exchange Act in connection with such transfers made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) the underlying shares of Common Stock continue to be subject to the restrictions on transfer set forth in this lock-up agreement and (2) the undersigned does not otherwise voluntarily effect any other public filings or report regarding such exercise during the Lock-Up Period;

(xii)    to the Company in connection with the “cashless” or “net” exercise of options or other rights to purchase Common Stock for the purpose of exercising such options or other rights, or to cover tax withholding obligations of the undersigned in connection with such exercise, the vesting of restricted shares of Common Stock or restricted stock units, or the settling of restricted shares of Common Stock or restricted stock units, provided that (i) any remaining Common Stock received upon such exercise or such vesting or settlement will be subject to the restrictions set forth in this lock-up agreement and (ii) (1) any filing under Section 16 of the Exchange Act in connection with such transfers made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) no Lock-Up Securities were sold by the undersigned, other than such transfers to the Company as described above and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Periods;
(xiii)    pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction involving a Change in Control (as defined below) of the Company, provided that in the event such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to this lock-up agreement;
(xiv)    to the Company pursuant to any agreement under which the Company has the option to repurchase or reacquire such Lock-Up Securities or a right of first refusal with respect to such securities, provided that (i) (1) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) no Lock-Up Securities were sold by the undersigned, other than such transfers to the Company as described above and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period[.][or;
(xv)    the pledge of shares as collateral or security to one or more lenders in a bona fide transaction, including margin loans or other loans, advances or extensions of credit or non-purpose loans (including any replacement, amendment, or modification thereof) to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the undersigned and/or its affiliates, and to any third party pledgee pursuant to such pledge; provided that (i) the documentation for any such pledge permits the pledgee to foreclose on such pledge but with such shares remaining subject to the terms of this lock-up agreement in the hands of the pledgee and with no further transfers of such shares being permitted except (A) as permitted pursuant to the terms of this lock-up agreement or (B) to a purchaser who agrees to execute a lock-up agreement substantially in the form of this lock-up agreement and (ii) in each case, that no public filing, report or announcement shall be voluntarily made and if any filing under Section 13 or Section 16 of the Exchange Act in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.]4
Nothing in this lock-up agreement shall preclude the establishment of a new trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act, provided, that (A) no public report or filing under Section 16 of the Exchange Act shall be required during the Lock-Up Period, (B) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan during the Lock-Up Period, and (C) no sales are made during the Lock-Up Period pursuant to such plan. For the avoidance of doubt, nothing in this lock-up agreement shall preclude the disclosure of any trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act where such disclosure is required pursuant to Form 10-K or Form 10-Q under the Exchange Act.
For purposes of this lock-up agreement, “Change in Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity).
Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned as part of or on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representative and the other Underwriters are not making a recommendation to you to enter into this Agreement, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.
4 [NTD: To be included in Warburg’s lock-up.]

This lock-up agreement will automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date the Company files an application with the Securities and Exchange Commission to withdraw the registration statement with respect to the Public Offering, (c) the date of termination of the Underwriting Agreement if prior to the closing of the Public Offering or (d) May 15, 2024 if the Public Offering has not been completed by such date; provided that the Company may by written notice to the undersigned prior to such date extend such date for a period of up to an additional three months.
This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Signature:

Print Name:

Exhibit C
FORM OF PRESS RELEASE
TO BE ISSUED PURSUANT TO SECTION 3(j)
THE FORTEGRA GROUP, INC.
[●], 2023
The Fortegra Group, Inc. (the “Company”) announced today that [Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Jefferies LLC], lead book-running managers in the Company’s recent public sale of [●] shares of common stock, are [waiving][releasing] a lock-up restriction with respect to [●] shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on [●], 2023, and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.
C-1